ERNST & YOUNG LLP                     Suite 3400             Phone: 515 243 2727
                                      801 Grand Avenue
                                      Des Moines, Iowa 50309-2764

                         Consent of Independent Auditors






The Board of Directors and Shareholders
Principal Special Markets Fund, Inc.


We consent to the reference to our firm under the captions "Financial Highlights", "Additional Information - Financial Statements", and "Financial Statements" and to the incorporation by reference of our report dated January 17, 1997 in the registration statement of Principal Special Markets Fund, Inc. on Form N-1A and related Prospectus and Statement of Additional Information filed with the Securities and Exchange Commission in this Post-Effective Amendment No. 7 to the Registration Statement under the Securities Act of 1933 (Registration No. 33-59474) and in this Amendment No. 7 to the Registration Statement under the Investment Company Act of 1940 (Registration No. 811-7572).


/s/ Ernst & Young LLP


Des Moines, Iowa
November 20, 1997

Ernst & Young LLP is a member of Ernst & Young International, Ltd.